UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2011

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 18, 2011 Wizzard Software Corporation, a Colorado corporation (the “Company”), entered into an engagement agreement with Chardan Capital Markets, LLC, as amended on January 19, 2011, to serve as exclusive placement agent in an offering of the Company’s common stock , par value $0.001 per share (the “Common Stock”), together with warrants to purchase shares of Common Stock.  Under the terms of the transaction, the Company is offering to sell, in the aggregate, 14,000,000 shares (the “Shares”) of Common Stock at a price of $0.22 per share and common stock purchase warrants to purchase up to 5,283,187 shares of Common Stock to institutional investors (the “Warrants”), resulting in aggregate gross proceeds to the Company of $3,080,000.  The net offering proceeds to the Company, after deducting the placement agent fees and other estimated offering expenses payable by the Company are expected to be approximately $2.8 million.  The sale of the Shares and the Warrants is being made pursuant to a Securities Purchase Agreement between the Company and the investors.  Each investor will be entitled to Warrants to purchase up to a number of shares of common stock equal to approximately 37.75% of the number of such Shares purchased by the investor. Each Warrant is exercisable for one share of Common Stock, has an exercise price of $0.43 per share and will be exercisable for five years from the initial exercise date which commences 181 days following the closing date.  Additionally, for a period of 13 months following the closing date, the investors shall have a 50% participation right in subsequent Company financings involving the issuance of common stock or common stock equivalents.  Copies of the engagement agreement, form of Securities Purchase Agreement and form of Warrant are attached hereto as Exhibits 10.1 through 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the engagement agreement and forms of Securities Purchase Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated by reference.

As a condition to the closing of the offering, all of the holders of the Company’s Series A 7% Convertible Preferred Stock (the “Preferred Stock”) will convert all of their Preferred Stock into shares of Common Stock at a conversion ratio of $0.533333 and agree to a 6 month lock-up on such conversion shares.  On January 18, 2011, all of the holders of the Preferred Stock executed Waiver Agreements and Lock-Up Agreements incorporating these terms.   Copies of the Waiver Agreement and the Lock-Up Agreement are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Waiver Agreement and the Lock-Up Agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated by reference.

Under the terms of the Purchase Agreement, the holders of the Company’s Common Stock Purchase Warrants, issued on March 31, 2010, to purchase up to 5,000,000 shares of Common Stock are being exercised for cash at a price of $0.22 per share, resulting in additional gross proceeds to the Company of $1.1 million.

The offering is expected to close on or about January 24, 2011, or on such later date as the Company and the investors may agree, subject to customary closing conditions.

The Offering is being made and the Common Stock and Warrants sold pursuant to prospectus supplement which will be filed with the Securities and Exchange Commission in connection with a shelf takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-162142), which became effective on December 11, 2009.  On January 19, 2011, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Engagement Agreement, as amended

10.2

Form of Securities Purchase Agreement

10.3

Form of Warrant

10.4

Waiver Agreement

10.5

Lock-Up Agreement

99

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  1/19/2011

By /s/ Christopher J. Spencer

Christopher J. Spencer, President